                              APCO ARGENTINA INC.

                      CAYMAN INTERNATIONAL TRUST BUILDING
                              POST OFFICE BOX 309
                              ALBERT PANTON STREET
                           GEORGE TOWN, GRAND CAYMAN
                      CAYMAN ISLANDS, BRITISH WEST INDIES

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 21, 1995

TO THE HOLDERS OF ORDINARY SHARES:

     NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Apco Argentina Inc. (the "Company") will be held on September 21, 1995, at 9:30 a.m. local time, at One Williams Center, 41st Floor, Tulsa, Oklahoma, for the following purposes:

     (1) To elect one director of the Company;

     (2) To appoint Arthur Andersen & Co. as the independent auditor of the Company for 1995; and

     (3) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on August 4, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

August 9, 1995

                                            By Order of the Board of Directors
                                            David M. Higbee
                                            Secretary


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*                                                                         *
*                   IMPORTANT -- YOUR PROXY IS ENCLOSED                   *
*                                                                         *
*       Even if you intend to be present at the Annual General Meeting,   *
*  please sign, date and return the accompanying proxy promptly so that   *
*  your shares may be represented and voted at the meeting. A return      *
*  envelope is enclosed for this purpose.                                 *
*                                                                         *
***************************************************************************

                              APCO ARGENTINA INC.

                      CAYMAN INTERNATIONAL TRUST BUILDING
                              POST OFFICE BOX 309
                              ALBERT PANTON STREET
                           GEORGE TOWN, GRAND CAYMAN
                      CAYMAN ISLANDS, BRITISH WEST INDIES

                                PROXY STATEMENT
                 FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 21, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual General Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual General Meeting of Shareholders and at any and all adjournments of said meeting.

               SOLICITATION AND REVOCATION OF PROXIES AND VOTING

     Execution and return of the proxy will not in any way affect a shareholder's right to attend the Annual General Meeting of Shareholders and to vote in person, and a shareholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual General Meeting of Shareholders or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made the shares represented by proxy will be voted as recommended by the Board of Directors.

     The expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Ordinary Shares. The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person or by telephone or by other electronic means. This Proxy Statement and accompanying proxy were first mailed to shareholders on or about August 11, 1995.

     The presence, in person or by proxy, of a majority of the outstanding Ordinary Shares entitled to vote at the Annual General Meeting shall constitute a quorum for the transaction of business. If a quorum is present, all proposals to be voted on at the Annual General Meeting will be decided by a majority of the votes cast by the shareholders entitled to vote thereon unless the proposal relates to matters on which more than a majority vote is required under the Company's Memorandum of Association, its Articles of Association or the laws of the Cayman Islands, under whose laws the Company is incorporated.

     A shareholder may, with respect to the election of directors: (i) vote for the election of the nominee named herein, or (ii) withhold authority to vote for such nominee. A shareholder may, with respect to each other matter to be voted upon: (i) vote for the matter, (ii) vote against the matter, or (iii) abstain from voting on the matter.

     A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in the broker's name on certain matters in the absence of instructions from the beneficial owner of such stock. Such shares are considered present at the meeting when voted for other purposes and will count for purposes of determining the presence of a quorum. However, such nonvoted shares have the legal effect of a vote against proposals on which voting instructions are not received. Abstaining from voting on a matter also has the legal effect of voting against such matter.

     As a matter of policy, proxies and voting tabulations that identify individual shareholders are kept confidential. Such documents are only made available to those who process the proxy cards, tabulate the vote and serve as inspectors of election, and certain employees of the Company responsible for the Annual General Meeting. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

     Only holders of the Company's Ordinary Shares of record at the close of business on August 4, 1995, will be entitled to receive notice of and to vote at the Annual General Meeting. The Company had 7,360,195 Ordinary Shares outstanding on the record date, and each share is entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company's directors and officers do not own, directly or beneficially, any of the Company's Ordinary Shares, other than directors' qualifying shares. The following table sets forth the number of Ordinary Shares of the Company and the percentage represented by such number of each person who is known to the Company to own beneficially 5 percent or more of the Company's Ordinary Shares. Certain information in the table was obtained from filings made with the Securities and Exchange Commission.

                                                                          NUMBER OF
                                                                          ORDINARY      PERCENT
                            NAME AND ADDRESS                               SHARES       OF CLASS
- ------------------------------------------------------------------------  ---------     --------
Williams Holdings of Delaware, Inc. ("Williams Holdings")...............  4,941,822       67.1%
One Williams Center
Tulsa, Oklahoma 74172

I. Wister Morris, III...................................................    500,543        6.8%
200 Four Falls Corporate Center, Suite 208
W. Conshohocken, Pennsylvania 19428

     Williams Holdings is a wholly-owned subsidiary of The Williams Companies, Inc. ("Williams"). As a result, Williams is deemed to share voting and dispositive power with respect to the shares held by Williams Holdings. Information provided by Mr. Morris indicates that he has sole voting and dispositive power with respect to 190,418 shares and shared dispositive power only with respect to the additional 310,125 shares.

                             ELECTION OF DIRECTORS

     Mr. Keith E. Bailey has been nominated to be elected as a director of the Company at the Annual General Meeting to serve for a three-year term expiring in 1998. Messrs. John C. Bumgarner, Jr. and John H. Williams will continue to serve as directors in accordance with their prior election.

     The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Mr. Bailey. Should the nominee become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in the proxy will vote for the election of such other person or persons as the Board of Directors may propose to replace such nominee. The Company knows of no reason why the nominee will be unavailable or unable to serve.

NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

  Keith E. Bailey, age 53

     Director since 1987. Mr. Bailey is Chairman of the Board, President and Chief Executive Officer of The Williams Companies, Inc. He has held various other officer level positions with Williams and its subsidiaries since 1975. Williams is a diversified company primarily engaged in the energy business. Mr. Bailey is also a director of Williams, Northwest Pipeline Corporation, Texas Gas Transmission Corporation, Transcontinental Gas Pipe Line Corporation and BOK Financial Corporation.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

  John C. Bumgarner, Jr., age 53

     Director since 1994. Mr. Bumgarner is Senior Vice President -- Corporate Development and Planning of Williams. He has held various officer level positions with Williams since 1977.

  John H. Williams, age 76

     Director since 1992. Mr. Williams is engaged in personal investments. He was Chairman of the Board and Chief Executive Officer of Williams prior to retiring in 1978. Mr. Williams is also a director of Unit Corporation.

                             ---------------------

     During 1994, the Board of Directors held four meetings. No director attended less than 75 percent of the Board meetings. The Board of Directors does not have executive, audit, nominating or compensation committees or any other Board committees performing similar functions.

COMPENSATION OF DIRECTORS

     Directors who are employees of Williams receive no compensation for service on the Board of Directors. Directors who are not employees of Williams receive an annual retainer of $8,000 and an additional fee for attending Board meetings of $500 per meeting. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or otherwise by reason of their being a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     Mr. Bailey is Chairman of the Board, President and Chief Executive Officer of Williams, the parent of the Company's largest shareholder, Williams Holdings. Mr. Bailey is also Chairman of the Board of Williams Holdings. Mr. Bailey receives no salary, bonus or other compensation from the Company and neither Williams nor Williams Holdings charges the Company for Mr. Bailey's time in serving as the Company's Chief Executive Officer. No other executive officer of the Company has a total annual salary and bonus in excess of $100,000. No other compensation was awarded to, earned by or paid to any of the Company's executive officers of a nature required to be reported herein. The Company understands that it is the position of Williams that Mr. Bailey's compensation as Chief Executive Officer of Williams includes compensation for his responsibilities for Williams' investments, including its investment in the Company, and that no additional compensation from the Company would be appropriate.

     As reported elsewhere herein, Williams, through Williams Holdings, owns
64.5 percent of the Ordinary Shares of the Company. Williams and its subsidiaries provide management and administrative services to the Company, and the Company, to a limited extent, purchases materials and supplies through them. The Company paid approximately $204,000 in 1994 and approximately $201,000 in 1993 for such services and purchases.

     In connection with the settlement of a dispute between the Company and the operator of the Acambuco joint venture in Argentina, Williams has guaranteed a $7.9 million bank loan to Bridas, S.A., an affiliate of the operator of the joint venture. In connection with the Williams guarantee, the Company has agreed that should Bridas, S.A., fail to make payment on the bank loan in accordance with the terms of the agreement between such parties, then the Company will pay Williams, on demand, an amount equal to 50 percent of any amount paid by Williams under the guarantee.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the Company's cumulative total shareholder return on its Ordinary Shares with the cumulative total return of the NASDAQ Stock Market Index (U.S. and Foreign) and the NASDAQ Oil & Gas Extraction Index (SIC 1300-1399, U.S. and Foreign) for a five-year period commencing January 1, 1990. The industry index was prepared by the Center for Research in Security Prices. The Company will undertake to provide shareholders a list of the component companies included in the NASDAQ Oil and Gas Extraction Index upon request.

                                                                 Nasdaq Oil &
      Measurement Period          Apco Argen-    Nasdaq Stock     Gas Extrac-
    (Fiscal Year Covered)            tina           Market        tion Stocks
1989                                       100             100             100
1990                                     183.7            85.0            82.7
1991                                     345.6           135.7            78.9
1992                                     272.7           157.4            79.8
1993                                     352.4           182.3           104.8
1994                                     315.2           176.4            98.3

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen & Co., a firm of independent public accountants, has acted as auditors for the Company since its incorporation in 1979. The Board of Directors recommends a vote for the approval of the proposal to appoint Arthur Andersen & Co. as auditors for the Company in 1995.

     A representative of Arthur Andersen & Co. will be present at the Annual General Meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.

                             SHAREHOLDER PROPOSALS

     A shareholder who intends to present a proposal at the next Annual General Meeting must submit the written text of the proposal to the Company no later than June 7, 1996, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. The proposal should be sent to the attention of the Corporate Secretary.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. Should any such matters arise, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters in what they consider the best interests of the Company. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

     It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

August 9, 1995

                                            By Order of the Board of Directors
                                            David M. Higbee
                                            Secretary

/      /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTOR         FOR    /X/      WITHHELD    /X/
     (see reverse)

2.  Appointment of Arthur Andersen & Co. for 1995.           FOR   /X/       AGAINST   /X/        ABSTAIN   /X/

3. In the discretion of one or more of said proxies upon any other business as may properly come before the meeting and at any adjournment thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

                                                                                              Change of address,
                                                                                              see reverse side.     /X/


                                                                      Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                                      administrator, trustee or guardian, please give full title as such.

                                                                      Date: __________________________________________________, 1995

                                                                      ______________________________________________________________
                                                                                               (Signature(s))

                                                                      ______________________________________________________________

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE               VOTES MUST BE INDICATED
ENCLOSED ENVELOPE.                                                    (X) IN BLACK OR BLUE INK.     /X/

- --------------------------------------------------------------------------------

                              APCO ARGENTINA INC.
    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR
          ANNUAL GENERAL MEETING OF SHAREHOLDERS - SEPTEMBER 21, 1995



    The undersigned shareholder of Apco Argentina Inc. hereby appoints KEITH E. BAILEY, J. FURMAN LEWIS and DAVID M. HIGBEE jointly and severally with full power of substitution, as proxies to represent and vote all of the Ordinary Shares the undersigned is entitled to vote at the Annual General Meeting of Shareholders of Apco Argentina Inc. to be held on September 21, 1995, and at any and all adjournments thereof, on all matters coming before said meeting.

                                      (Change of Address)
Election of Director, Nominee:        _________________________________________
                                      _________________________________________
Keith E. Bailey                       _________________________________________
                                      (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

    You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxy cannot be voted unless you sign, date and return this card.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                          APCO ARGENTINA INC.
                                          P.O. BOX 11959
                                          NEW YORK, N.Y.  10203-0959



                                     (CONTINUED AND TO BE DATED ON REVERSE SIDE)